Exhibit 99.1

IDENTIV REPORTS Q1 2014 EARNINGS

Quarterly revenue of $17.2 million up 8 percent year over year

$20 million facility with Opus Bank enhances liquidity and refinances debt

FREMONT, Calif., May 14, 2014 – Identiv (NASDAQ: INVE) reports its financial results for the first quarter (Q1) of 2014.

“In Q1 2014, we continued cost reductions and focused on growth, seeing early success with increased revenue of 8 percent, compared to Q1 2013,” said Jason Hart, chief executive officer of Identiv. “Our credentials products, used in our trust solutions for everyday items, grew 36 percent compared to Q1 2013, with strong demand from electronic gaming and other Internet of Things applications.”

“We significantly enhanced liquidity with a $20 million term loan and line-of-credit agreement on favorable commercial terms with Opus Bank, allowing retirement of previous expensive debt, increased liquidity and reduced debt service in future quarters,” Hart added.

Q1 Financial Summary

In reviewing the results for the first quarter of fiscal year 2014, compared to the first quarter of fiscal year 2013:

•	Total revenues for continuing operations were $17.2 million, compared to $16.0 million, reflecting growth of 8% with significant contribution from sales of credentials products increasing 36% to meet demand for electronic game toys and other Internet of Things applications.

•	GAAP gross profit margin was 39%, compared to 42%, primarily due to product mix.

•	Base operating expenses, which include research and development, sales and marketing, and general and administrative costs, were $9.6 million, compared to $10.3 million. At the same time, the company was able to increase investment in sales and marketing by 7%, offset by a reduction in general and administrative expenses of 21%.

•	Adjusted EBITDA for the quarter was $(2.0) million, compared to $(2.1) million.

•	GAAP net loss from continuing operations was $(5.6) million in Q1 2014, which included restructuring costs totaling $0.4 million, or $(0.07) per share, compared with GAAP loss from continuing operations of $(4.0) million, or $(0.07) per share in the comparable prior year period. There were no restructuring costs in Q1 2013.

•	Cash and cash equivalents were $12.0 million at March 31, 2014, compared with $5.1 million at December 31, 2013.

•	In March 2014, Identiv entered into term loan and line-of-credit agreement with Opus Bank, of which $6.0 million was used to refinance the debt with Hercules.

Note: Financial results contained in this release reflect the continuing operations of Identiv only and exclude discontinued operations of non-core businesses sold in December 2013 and February 2014.

“Our investment in growth is producing results as reflected by our Q1 2014 total revenues. In addition, we continue executing on additional opportunities to streamline the business and improve margins, including consolidation of our factories, which, when complete, will yield a margin improvement in our rapidly growing trust solutions for everyday items,” Hart added.

Guidance

The company reaffirms guidance for fiscal year 2014 of revenue between $80 million and $90 million and adjusted EBITDA positive on an annual basis.

Webcast and Conference Call Information

Identiv will hold an audio webcast and conference call to discuss the results of its 2014 first quarter today, May 14, 2014, at 5:00 PM (ET). The audio webcast can be accessed by visiting the Investor Relations section of identiv.com and clicking on Presentations & Webcasts. The conference call can be accessed by dialing 888-771-4371 (toll-free within the U.S.) or +1 847-585-4405 (for international callers) using passcode 37284195. For those unable to attend the live webcast, it will be archived following the event for 30 days in the Investor Relations section of identiv.com. A replay of the call will also be available for one week and can be accessed by dialing 888-843-7419 (toll-free within the U.S.) or +1 630-652-3042 (for international callers) using passcode 37284195.

VOTE YOUR SHARES

The Identiv 2014 Annual General Meeting is on Thursday, May 22, 2014. Have your say on important issues that affect the future of the company by voting your eligible shares. Further information is available at 2014agm.identiv.com. Your vote counts!

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About Identiv

Identiv is a global security technology company that establishes trust in the connected world, including premises, information and everyday items. CIOs, CSOs and product departments rely upon Identiv’s trust solutions to reduce risk, achieve compliance and protect brand identity. Identiv’s trust solutions are implemented using standards-driven products and technology, such as digital certificates, mobility and cloud services. For more information, visit identiv.com. To learn more about the Identiv 2014 Annual General Meeting, visit 2014agm.identiv.com.

Non-GAAP Financial Measures (Unaudited)

This release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP gross profit margin, non-GAAP operating expenses and adjusted EBITDA,. [A1] Identiv uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP financial results discussed above exclude items detailed in the reconciliation table and accompanying footnotes contained within this release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Examples of such statements include, without limitation, statements regarding our expectations for additional revenue from new sales partnerships; our ability to establish a stable financial platform on which to execute our strategy to deliver trust solutions; our expectations from increased investments in sales, marketing and engineering; and our ability to achieve the level of revenues and adjusted EBITDA results in 2014 for which we have provided guidance. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to realize cost savings from the restructuring of our operations; our ability to increase revenues through new sales and marketing programs and sales partnerships; our ability to successfully develop and commercialize new products and solutions that satisfy the evolving and increasingly complex requirements of customers; our ability to finance continued investments in technology, products and manufacturing capacity to develop products and solutions for the market; whether the markets in which we participate or target may grow, converge or standardize at anticipated rates or at all, including the markets that we are targeting; our ability to successfully compete in the markets in which we participate or target; our ability to meet our sales forecasts; our ability to meet financial covenants of our loan agreement; our ability to meet growing demand for our products; and general global political and economic factors which are beyond our control but may unduly impact our markets and our business. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Identiv Media Contacts:

Lesley Sullivan / Joann Wardrip

MSLGROUP

781-684-0770 / 415-512-0770

identivgroup@mslgroup.com

— Financials Follow —

Identive Group, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Net revenue	$17,160	$19,912	$15,955
Cost of revenue	10,520	11,162	9,202

Gross profit	6,640	8,750	6,753

Operating expenses:
Research and development	1,502	1,071	1,693
Selling and marketing	5,049	4,951	4,697
General and administrative	3,054	3,154	3,887
Impairment of goodwill	—	4,637	—
Restructuring and severance	437	518	—

Total operating expenses	10,042	14,331	10,277

Loss from operations	(3,402)	(5,581)	(3,524)
Interest expense, net	(2,084)	(566)	(592)
Foreign currency (loss) gain, net	(93)	249	(178)

Loss from continuing operations before income taxes and noncontrolling interest	(5,579)	(5,898)	(4,294)
Income tax (provision) benefit	(64)	209	114

Loss from continuing operations before noncontrolling interest	(5,643)	(5,689)	(4,180)
Income (loss) from discontinued operations, net of income taxes	474	3,488	(776)

Consolidated net loss	(5,169)	(2,201)	(4,956)
Less: Loss attributable to noncontrolling interest	41	(775)	175

Net loss attributable to Identive Group, Inc. stockholders’ equity	$(5,128)	$(2,976)	$(4,781)

Basic and diluted net loss per share attributable to Identive Group, Inc. stockholders’ equity:
Loss from continuing operations	$(0.07)	$(0.09)	$(0.07)

Income (loss) from discontinued operations	0.01	0.05	(0.01)

Net loss	$(0.06)	$(0.04)	$(0.08)

Weighted average shares used to compute basic and diluted loss per share	75,688	74,132	60,233

Identive Group, Inc.

Consolidated Balance Sheets

(in thousands)

	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash	$12,030	$5,095
Accounts receivable, net of allowances	12,940	13,289
Inventories	10,347	9,098
Prepaid expenses	1,031	957
Other current assets	1,672	1,766
Current assets of discontinued operations	—	2,624

Total current assets	38,020	32,829
Property and equipment, net	5,696	5,888
Goodwill	8,994	8,991
Intangible assets, net	9,821	10,184
Other assets	1,305	867

Total assets	$63,836	$58,759

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,173	$9,353
Liability to related party	1,056	1,073
Financial liabilities	—	2,971
Deferred revenue	504	729
Accrued compensation and related benefits	3,054	3,383
Other accrued expenses and liabilities	4,724	5,239
Current liabilities of discontinued operations	—	1,630

Total current liabilities	20,511	24,378
Long-term liability to related party	5,537	5,648
Long-term financial liabilities	13,503	3,051
Other long-term liabilities	885	938

Total liabilities	40,436	34,015

Total stockholders’ equity	23,400	24,744

Total liabilities and stockholders’ equity	$63,836	$58,759

Identiv (Identive Group, Inc.)

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three months ended
	March 31, 2014	December 31, 2013	March 31, 2013
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP cost of revenue	$10,520	$11,162	$9,202
Reconciling items included in GAAP cost of revenue:
Stock-based compensation	(5)	(12)	(19)
Amortization and depreciation	(362)	(359)	(325)

Total reconciling items included in GAAP cost of revenue	(367)	(371)	(344)

Non-GAAP cost of revenue	10,153	10,791	8,858

Non-GAAP gross profit margin	41%	46%	44%

Reconciliation of GAAP operating expenses and overhead costs
GAAP operating expenses	$10,042	$14,331	$10,277
Impairment of goodwill	—	(4,637)	—
Stock-based compensation	(195)	(313)	(441)
Pension expenses	—	143	(25)
Gain (Loss) of disposal of fixed assets	1	(28)	(1)
Amortization and depreciation	(390)	(365)	(432)
Transition and integration costs	—	77	(162)
Restructuring and severance	(437)	(518)	—

Total reconciling items included in GAAP operating expenses	(1,021)	(5,641)	(1,061)

Overhead costs	9,021	8,690	9,216

Reconciliation of GAAP net loss to adjusted EBITDA loss
Net loss attributable to Identive Group, Inc.	(5,128)	(2,976)	(4,781)
Reconciling items included in GAAP net loss:
Provision (Benefit) for income taxes	64	(209)	(114)
Net (loss) gain attributable to noncontrolling interest	(41)	775	(175)
(Income) loss from discontinued operations, net of income taxes	(474)	(3,488)	776
Interest expense, net	2,084	566	592
Foreign currency losses (gains), net	93	(249)	178
Impairment of goodwill	—	4,637	—
Stock-based compensation	200	325	460
Pension expenses	—	(143)	25
Amortization and depreciation	752	724	757
Transition and integration costs	—	(77)	162
(Gain) loss of disposal of fixed assets	(1)	28	1
Restructuring and severance	437	518	—

Total reconciling items included in GAAP net loss	3,114	3,407	2,662

Adjusted EBITDA loss	(2,014)	431	(2,119)